Exhibit 99.1

Surgical Care Affiliates (SCA), OptumCare to Combine

•	Creates comprehensive ambulatory care services platform, including primary care, urgent care and surgical care services

•	Combination broadens ability of the companies to improve patient experience, and quality and cost of care

•	Companies to align strategy to support value-based payment models and a multi-payer approach

•	Builds on companies’ existing joint ventures, strong relationship and complementary capabilities

Wakefield, Mass., and Deerfield, Ill. (Jan. 9, 2017) — Optum, a leading health services company and part of UnitedHealth Group (NYSE: UNH), and Surgical Care Affiliates, Inc. (NASDAQ: SCAI), a leading ambulatory surgery center (ASC) and surgical hospital provider, are combining. The agreement calls for the acquisition of SCA’s outstanding common stock for $57.00 per share.

The combination of SCA with OptumCare, Optum’s primary and urgent care delivery services business working with more than 80 health plans, will position the combined organization as a comprehensive provider of ambulatory care services, while continuing expansion of SCA’s network of ASCs and surgical hospitals in partnership with leading health systems, medical groups and health payers. The combination builds upon the two companies’ successful ASC collaborations and expands OptumCare’s capabilities in outpatient surgical procedures.

“Joining with OptumCare will enable us to better support and empower independent physicians, helping them provide high-quality care for their patients while making health care more affordable. The combination of SCA and OptumCare is another step forward toward our vision of becoming the partner of choice for surgeons,” said Andrew Hayek, chairman and chief executive officer of SCA. “We already have a strong relationship with OptumCare, so we have seen firsthand that our cultures and strategies are aligned and complementary.”

Larry C. Renfro, vice chairman of UnitedHealth Group and Optum chief executive officer, said: “Combining SCA and OptumCare will enable us to continue the transition to high-quality, high-value ambulatory surgical care, partnering with the full range of health systems, medical groups and health plans. We have an incredibly high regard for SCA’s leadership and people, so we look forward to working with them and our payer partners to implement care models that reward independent surgeons and specialists for quality and care efficiency.”

System-wide, SCA and its affiliates serve approximately 1 million patients per year in more than 30 states. The company is a leader in partnering strategically with many health plans, medical groups and health systems to align with physicians through value-based payment models that reward quality, patient experience and cost-efficiency.

With the combination, SCA will become part of the OptumCare platform, which serves millions of consumers annually through 20,000 affiliated physicians and hundreds of care facilities. Hayek and the SCA leadership team will continue forward as part of SCA and the larger OptumCare platform. The companies will offer compelling quality and value to patients and payers and support independent doctors’ practices as eligible surgical cases (e.g., total joint replacements) continue to migrate to the ASC and surgical hospital environments.

The agreement calls for the acquisition of SCA’s outstanding common stock for a fixed price of $57.00 per share, to be funded between 51 percent and 80 percent with UnitedHealth Group common stock, with the final percentage to be determined at UnitedHealth Group’s option and the remainder in cash. The transaction is expected to close during the first half of 2017, subject to the tender of a majority of SCA’s shares, regulatory approvals and other customary closing conditions, and is expected to be neutral to UnitedHealth Group’s outlook for adjusted net earnings per share in 2017 and modestly accretive in 2018.

“Over the past eight years, we have had the great pleasure of partnering with SCA as the business has transformed into a leader in the health care services sector,” said Lead Independent Director of SCA and Managing Partner of TPG Capital Todd B. Sisitsky. “We believe this combination will create significant value for SCA’s patients and physician partners, and we look forward to the combined company’s future success.” Affiliates of TPG Capital, owning approximately 30 percent of the common stock of SCA, have agreed to tender their shares as part of the offer.

About SCA

SCA (NASDAQ: SCAI), a leader in the outpatient surgery industry, strategically partners with health plans, medical groups and health systems across the country to develop and optimize surgical facilities. SCA operates 205 surgical facilities, including ambulatory surgery centers and surgical hospitals, in partnership with approximately 3,000 physicians. For more information on SCA, visit www.scasurgery.com.

About Optum

Optum is a leading information and technology-enabled health services business dedicated to helping make the health system work better for everyone. With more than 100,000 people worldwide, Optum delivers intelligent, integrated solutions that help to modernize the health system and improve overall population health. Optum is part of UnitedHealth Group (NYSE: UNH).

About UnitedHealth Group

UnitedHealth Group (NYSE: UNH) is a diversified health and well-being company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Contacts: For Optum: Lauren Mihajlov 952-205-6312 lauren.mihajlov@optum.com	Tyler Mason 424-333-6122 tyler.mason@uhg.com

For SCA: Alison Donnelly 847-420-3822 alison.donnelly@scasurgery.com

Cautionary Statement Regarding Forward Looking Statements

This communication may contain statements that constitute “forward-looking statements,” including, for example, information related to UnitedHealth Group Incorporated (“UnitedHealth Group”), Surgical Care Affiliates, Inc. (“SCA”) and the proposed acquisition of SCA by UnitedHealth Group. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. Such statements reflect the current analysis of existing information and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that various conditions to the consummation of the UnitedHealth Group exchange offer and mergers may not be satisfied or waived, including the receipt of regulatory clearances related to the mergers; uncertainty as to how many shares of SCA common stock will be tendered into the UnitedHealth Group exchange offer; the risk that the UnitedHealth Group exchange offer and mergers will not close within the anticipated time periods, or at all; the failure to complete or receive the anticipated benefits from UnitedHealth Group’s acquisition of SCA; the possibility that the parties may be unable to successfully integrate SCA’s operations into those of UnitedHealth Group; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, suppliers or physicians) may be greater than expected following the transaction; the retention of certain key employees at SCA may not be achieved; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transactions; UnitedHealth Group and SCA are subject to intense competition; factors that affect UnitedHealth Group’s ability to generate sufficient funds to maintain its quarterly dividend payment cycle; the effects of local and national economic, credit and capital market conditions; and the other risks and uncertainties relating to UnitedHealth Group and SCA described in their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2015, and in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov.

UnitedHealth Group and SCA assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements or information, which speak only as of the date hereof.

Additional Information and Where to Find It

This communication relates to a pending business combination transaction between UnitedHealth Group and SCA. The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to sell or exchange, nor a solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

UnitedHealth Group intends to file a registration statement on Form S-4 related to the transaction with the SEC and may file amendments thereto. UnitedHealth Group and a wholly-owned subsidiary of UnitedHealth Group intend to file a tender offer statement on Schedule TO (including a prospectus/offer to exchange, a related letter of transmittal and other exchange offer documents) related to the transaction with the SEC and may file amendments thereto. SCA intends to file a solicitation/recommendation statement on Schedule 14D-9 with the SEC and may file amendments thereto. SCA and UnitedHealth Group may also file other documents with the SEC regarding the transaction. This communication is not a substitute for any registration statement, Schedule TO, Schedule 14D-9 or any other document which SCA or UnitedHealth Group may file with the SEC in connection with the transaction. Investors and security holders are urged to read the registration statement, the Schedule TO (including the prospectus/offer to exchange, related letter of transmittal and other exchange offer documents), the solicitation/recommendation statement on Schedule 14D-9 and the other relevant materials with respect to the transaction carefully and in their entirety when they become available before making any decision regarding exchanging their shares, because they will contain important information about the transaction. The prospectus/offer to exchange, the related letter of transmittal and certain other exchange offer documents, as well as the solicitation/recommendation statement, will be made available to all holders of SCA’s stock at no expense to them. The exchange offer materials and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the exchange offer materials and the solicitation/recommendation statement may be obtained for free by contacting UnitedHealth Group’s Investor Relations department at (800) 328-5979. Additional copies of the solicitation/recommendation statement may be obtained for free by contacting SCA’s Investor Relations department at 800-768-0094.

In addition to the SEC filings made in connection with the transaction, each of UnitedHealth Group and SCA files annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other such filed information at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. UnitedHealth Group’s and SCA’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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